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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  ------------

                                    FORM 8-K
                                  ------------

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: December 23, 2004
                        (Date of earliest event reported)

                          MERIT SECURITIES CORPORATION
               (Exact Name of Registrant as Specified in Charter)

               Virginia                                033-83524                             54-1736551
     (State or Other Jurisdiction                     (Commission                           (IRS Employer
           of Incorporation)                         File Number)                        Identification No.)

                 4551 Cox Road, Suite 300,                                 23060-5860
                   Glen Allen, Virginia                                    (Zip Code)
         (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (804) 217-5800

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written  communications  pursuant to Rule 425 under the  Securities Act
         (17 CFR 230.425)

     |_| Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02  Results of Operations and Financial Condition.

     As described in more detail in Item 4.02 of this report, the officers of MERIT Securities Corporation (the "Company") have identified a potential issue with respect to the accounting for impairments on debt securities and provisions for losses on loans pledged as collateral for the repayment of certain non-recourse securitization financing bonds issued by the Company. Accordingly, the Company discloses in this report that its previously issued financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2003 and its Quarterly Reports on Form 10-Q for the periods ended March 30, 2004 and June 30, 2004 should not be relied upon because of the possibility of an error in those financial statements that may arise from the issue that the officers have identified. The Company will also complete its financial statements for the period ended September 30, 2004 and file its Quarterly Report on Form 10-Q for that period as soon as practicable.


Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     As described below, the officers of the Company have identified a potential issue with respect to the accounting for impairments on debt securities and provisions for losses on loans pledged as collateral for the repayment of certain non-recourse securitization financing bonds issued by the Company. Accordingly, on December 23, 2004, the officers of the Company concluded that the previously issued financial statements contained in the Company's Annual
Report on Form 10-K for the year ended December 31, 2003 and its Quarterly Reports on Form 10-Q for the periods ended March 30, 2004 and June 30, 2004 should not be relied upon because of the possibility of an error in those financial statements that may arise from the issue that the officers have identified.

     Historically, the Company ceased recording impairments on debt securities and provisions for losses on loans where, as part of the securitization, the Company has transferred the risk of principal losses beyond a predetermined amount to third parties. This transfer of risk takes place at the time of the securitization transaction, through the issuance of non-recourse securitization financing bonds. Once the level of actual and estimated principal losses reach the maximum amount that could be borne by the Company pursuant to the terms of the securitization transaction, the Company does not recognize impairment charges or provisions for loan losses for any additional losses. At this point, the risk of loss transfers to the holders of the non-recourse securitization financing bonds, and such additional losses are borne and recognized by these holders through the extinguishment of the associated bonds.

     The Company has determined that generally accepted accounting principles may require the Company to continue to record impairment charges and provisions for loan losses even if it ultimately no longer bears the risk of loss. The Company would then record a gain on the extinguishment of the bonds for the losses incurred by the holders of such bonds, at the time such losses were incurred. Previously in its financial statements, as described above, the Company had ceased recording impairment charges or provisions for loan losses when the predetermined loss threshold had been met. The Company has no further obligations with respect to repayment of the securitization financing bonds.

     The officers of the Company have preliminarily determined, after discussion with its independent registered public accounting firm, Deloitte & Touche LLP, that additional impairment charges on debt securities or provisions for losses on loans due to actual and projected principal losses above the specified maximum to be borne and recognized by the Company may need to be recorded in the Company's financial statements, even if the ultimate risk of that loss has been transferred and is then held by the holders of the non-recourse securitization financing bonds. The Company is currently evaluating whether generally accepted accounting principles require additional impairment of the underlying securities or provisions for loan losses even where the risk of further principal loss has been transferred and is borne by unaffiliated parties. The Company intends to continue to discuss this issue with Deloitte & Touche LLP and will restate its financial statements to make any necessary changes.

         The officers of the Company have discussed with Deloitte & Touche LLP the matters disclosed in this report.


                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MERIT SECURITIES CORPORATION
                                         (Registrant)


Date:  December 30, 2004                 By:    /s/ Stephen J. Benedetti
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                                              Stephen J. Benedetti
                                              President